Exhibit 10.1

SUPPLEMENTAL GUARANTY

September 10, 2024

Wells Fargo Bank, N.A.,

as Administrative Agent for the Lenders under

the below-described Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Credit Agreement, dated as of December 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AAR Corp., a Delaware corporation, the lenders from time to time parties thereto (the “Lenders”) and Wells Fargo Bank, N.A., as administrative agent and contractual representative (the “Administrative Agent”) on behalf of itself and the other Lenders, and (ii) that certain Guaranty, dated as December 14, 2022  (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), executed and delivered by the Guarantors parties thereto in favor of the Administrative Agent. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the respective meanings provided therein.

In accordance with Section 6.07 of the Credit Agreement and Paragraph 19 of the Guaranty, the undersigned, AAR ALLEN SERVICES, INC., an Illinois corporation, hereby elects to be a “Guarantor” and for all purposes of the Credit Agreement and the Guaranty, respectively, effective from the date hereof.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Paragraph 15 of the Guaranty are true and correct as of the date hereof.

This Supplemental Guaranty shall be construed in accordance with the internal laws of the State of New York, but otherwise without regard to the conflict of laws provisions, but giving effect to federal laws applicable to national banks.

[Signature page follows]

IN WITNESS WHEREOF, this Supplemental Guaranty has been duly executed by the undersigned as of the date first written above.

AAR ALLEN SERVICES, INC.

By:	/s/ Sean M. Gillen
Name:	Sean M. Gillen
Title:	Vice President

Notice Information:
1100 N. Wood Dale Road
Wood Dale, Illinois 60191